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                                                                     EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements listed below of BANC ONE CORPORATION of our report dated August 28, 1997, on our audits of the supplemental consolidated financial statements of BANC ONE CORPORATION and Subsidiaries, as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 included in BANC ONE CORPORATION's Annual Report on Form 8-K dated August 29, 1997.

        Registration Statements on Form S-8
               Registration Numbers:

                33-14475                33-54100
                33-27849                33-37400
                33-18277                33-55149
                33-61760                33-55315
                33-34294                33-58923
                33-20890                333-00445
                33-20990                333-21981
                33-40041                333-26929
                33-45473                333-27631
                33-46189                333-28281
                33-53752                333-29395
                33-55172                333-30419
                33-10822                333-30421
                33-55174                333-30425
                33-60424                333-30429
                33-50117                333-32053
                33-61758


        Registration Statements on Form S-3
               Registration Numbers:

                33-64195                333-22413



                                                COOPERS & LYBRAND L.L.P.

Columbus, Ohio
August 28,1997